EXHIBIT 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE


                      PRG-SCHULTZ RECEIVES DELISTING NOTICE
                            PLANS REVERSE STOCK SPLIT

ATLANTA, JUNE 20, 2006 -- PRG-Schultz International, Inc. (Nasdaq: PRGX) announced today that it has received a notice from Nasdaq indicating that the Company has failed to comply with the $1.00 minimum bid price required for continued listing by Marketplace Rule 4450(a)(5) over the last 180 days, and that, unless the Company requests a formal hearing, its common stock will be delisted from the Nasdaq National Stock Market at the opening of business on June 23, 2006. The Company intends to file a request for a hearing before the Nasdaq Qualifications Panel in order to appeal the staff determination. As a result, the Company expects that its stock will continue to be traded on the Nasdaq National Market, and will not be delisted on June 23, 2006, pending the hearing date and the final decision by Nasdaq. A hearing date will be set by Nasdaq following its receipt of the hearing request.

     The Company intends to seek shareholder approval to implement a 1-for-10 reverse stock split in order to comply with the Nasdaq minimum bid price requirement at its annual meeting of shareholders, scheduled to be held on July 28, 2006, and the Company has filed a preliminary proxy statement regarding the reverse stock split proposal with the Securities and Exchange Commission (SEC). A definitive proxy statement will be filed and disseminated prior to the meeting.

     There can be no assurance that the Nasdaq Qualifications Panel will decide to allow the Company to remain listed or that the Company's actions will prevent the delisting of its common stock from the Nasdaq National Market. However, management believes that effectiveness of the reverse stock split following approval at the annual meeting will bring the Company into compliance with all applicable Nasdaq continued listing requirements. Following the hearing, the Company will not be notified of the outcome until the Nasdaq Qualifications Panel makes a formal decision. Until then, assuming a timely request for a hearing is made, the Company's common stock should remain listed on the Nasdaq National Market.

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     IN CONNECTION WITH THE COMPANY'S ANNUAL MEETING OF SHAREHOLDERS AND THE
PROPOSED REVERSE STOCK SPLIT, SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED SPLIT. INVESTORS AND SECURITY HOLDERS CAN OBTAIN FREE COPIES OF THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BY CONTACTING THE CORPORATE SECRETARY AT (770) 779-3900. INVESTORS AND SECURITY HOLDERS WILL ALSO BE ABLE TO OBTAIN FREE COPIES OF THE PROXY STATEMENT AND OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC, INCLUDING THE PRELIMINARY PROXY STATEMENT THAT IS CURRENTLY ON FILE, AT THE SEC'S WEB SITE AT WWW.SEC.GOV. THE COMPANY AND ITS DIRECTORS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM THE COMPANY'S SHAREHOLDERS IN CONNECTION WITH THE PROPOSED REVERSE STOCK SPLIT. THE COMPANY'S DIRECTORS MAY BE DEEMED TO HAVE INTERESTS IN THE REVERSE STOCK SPLIT, INCLUDING AS A RESULT OF HOLDING CONVERTIBLE SECURITIES, OPTIONS OR SHARES OF COMPANY CAPITAL STOCK. INFORMATION ABOUT THE DIRECTORS OF THE COMPANY AND THEIR OWNERSHIP OF COMPANY CAPITAL STOCK WILL BE SET FORTH IN THE DEFINITIVE PROXY STATEMENT.
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ABOUT PRG-SCHULTZ INTERNATIONAL, INC.

Headquartered in Atlanta, PRG-Schultz International, Inc. is the world's leading recovery audit firm, providing clients throughout the world with insightful value to optimize and expertly manage their business transactions. Using proprietary software and expert audit methodologies, PRG-Schultz industry specialists review client purchases and payment information to identify and recover overpayments.


CONTACT: PRG-SCHULTZ INTERNATIONAL, INC.
Peter Limeri
770-779-6464